                                                                  EXHIBIT 10.18

                                  PENSION PLAN
                           FOR DESIGNATED EMPLOYEES OF
                           CLINTRIALS BIORESEARCH LTD.

                   (Amended and restated as of August 1, 1996)

Regie des Rentes du Quebec Registration Number: 30843
Revenue Canada Registration Number: 0977892

                                  PENSION PLAN
                           FOR DESIGNATED EMPLOYEES OF
                           CLINTRIALS BIORESEARCH LTD.
                   (Amended and restated as of August 1, 1996)

                                TABLE OF CONTENTS

SECTION     CONTENTS                                                    Page No.
-------     --------                                                    --------
            Foreword                                                    1
I           Definitions                                                 2
II          Effective Date                                              13
III         Eligibility                                                 14
IV          Participation                                               15
V           Information Required from a Member                          16
VI          Required Contributions                                      17
VII         Additional Voluntary Contributions                          19
VIII        Transfers from Other Pension Plans                          20
IX          Disability Provisions                                       22
X           Retirement Provisions                                       23
XI          Amount of Accrued Regular Pension                           31
XII         Types of Pension Available to a Retiring Member             34
XIII        Benefits in Respect of Terminated Members                   39
XIV         Death Benefits                                              42
XV          Transfers to Other Registered Vehicles                      44
XVI         Method of Providing Benefits                                49
XVII        Benefits not Assignable                                     51
XVIII       Currency                                                    52
XIX         Amendment to or Discontinuation of the Plan                 53
XX          Administration of the Plan                                  55
XXI         Information to Members                                      59

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                              Page 3.


                                    FOREWORD

Effective January 1, 1989, Bio-Research Laboratories Ltd., hereinafter referred to as "the Company", established a pension plan, hereinafter referred to as "the Plan" for the purposes of providing pension benefits for its eligible employees who occupy an executive administrative position. The Plan continues and improves the benefits of The Connaught BioSciences Inc. Pension Plan, hereinafter referred to as "the Prior Plan", to the extent permitted by Revenue Rules. The assets accumulated under the Prior Plan with respect to the Employees who joined the Plan on January 1, 1989 and corresponding liabilities were transferred to the Plan.

Effective January 1, 1990, the Plan was amended and restated to conform to the Supplemental Pension Plans Act (Quebec).

Effective January 1, 1992, the Plan was amended and restated to conform to the Income Tax Act (Canada) and the Income Tax Regulations Relating to Saving for Retirement.

Effective July 31, 1996, the Plan was amended and restated to reflect the change in the name of the Company from Bio-Research Laboratories Ltd. to ClinTrials BioResearch Ltd. Accordingly, the name of the Plan was changed to Pension Plan for Designated Employees of ClinTrials BioResearch Ltd. The Plan was also amended to conform to changes to the Income Tax Act (Canada) and Regulations. The Plan as amended shall be applicable to Members who are Employees on or after July 31, 1996. Benefits in respect of a Member whose employment ceased prior to July 31, 1996 shall be determined in accordance with the terms of the Plan at the time of such cessation of employment except as required by Applicable Pension Laws or Revenue Rules and as may be specifically provided herein.

The Plan as amended from time to time will remain in effect, except as otherwise provided herein, subject to the continued registration thereof by the relevant tax authorities and the Regie des Rentes du Quebec.

The primary purpose of the Plan is to provide periodic payments, after retirement and until death, to eligible employees of the Company who occupy an executive administrative position, in respect of their service as employees.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                              Page 4.


                                    SECTION I
                                   DEFINITIONS

Under the Pension Plan for Designated Employees of ClinTrials BioResearch Ltd., herein described and referred to as "the Plan", and regulations which may be issued thereunder, the following definitions shall apply:

1.01 "Accrued Regular Pension" of a Member with respect to his Pensionable Service as at a specified date shall mean the amount of regular pension income determined in accordance with Section XI of the Plan.

1.02 "Actuarial Equivalent" shall mean a benefit of same value but of different form of payment or commencing at a different date to the normal pension, and shall be determined on a basis of calculation adopted by the Company on the advice of the Actuary, in accordance with Applicable Pension Laws and Revenue Rules, and in effect on the date such determination is being made.

1.03 "Actuary" means an individual from time to time appointed by the Company to carry out actuarial valuations and provide such actuarial advice and services as may be required from time to time for the purposes of the Plan. The Actuary shall at all times be a person who is a Fellow of the Canadian Institute of Actuaries.

1.04 "Applicable Pension Laws" means the Supplemental Pension Plans Act of the Province of Quebec and any regulation pursuant thereto and any amendments or substitutes therefor as well as any similar statute applicable to the Plan and any regulation pursuant thereto adopted by the federal or any provincial government.

1.05 "Basic Plan" shall mean The ClinTrials BioResearch Ltd. Pension Plan or any pension plan of the Company other than this Plan.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                              Page 5.


1.06 "Beneficiary" shall mean that person last designated by the Member to receive any benefit under the Plan in the event of the death of the Member according to the provisions of Section XIV or in the absence of an effective designation of a Beneficiary, the estate of the Member.

1.07  "Board" shall mean the Board of Directors of the Company.

1.08 "Company" shall mean ClinTrials BioResearch Ltd. Prior to July 31, 1996, "Company" shall mean Bio-Research Laboratories Ltd.

1.09 "Consumer Price Index" shall mean the Consumer Price Index for Canada (all commodity, as published by Statistics Canada or its successor). In the event that Statistics Canada should cease to exist without the existence of a direct successor, or should they cease to compute the aforementioned Consumer Price Index, the Company shall elect an appropriate alternative base and method of computing changes in cost of living.

1.10 "Continuous Employment" shall mean the service of an Employee with the Company and service with Connaught BioSciences Inc. and Connaught Laboratories Limited prior to January 1, 1989 as shown by the records of the Company, calculated from his most recent date of employment. The following shall be included in the Member's Continuous Employment:

      (a)   any period of disability provided under Section IX;

      (b) leave of absence on account of maternity or parenting which is duly authorized by the Company;

      (c) other absence of less than two years due to physical disability, unless and until the Member fails to return to active employment upon expiry of the disability;

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                              Page 6.


      (d) other absence for more than two years due to total disability certified by a medical doctor that entitles the Member to benefits under a government workers' compensation plan or any other government plan accepted by the Company for the purpose of this paragraph, and such absence is due to a disability incurred while an Employee and, unless such disability lasts up to Normal Retirement Date, reemployment takes place within 30 days after termination of the period for which statutory compensation for such disability was payable.

      (e) other authorized leave of absence without pay in circumstances not provided in paragraphs (a), (b), (c) and (d).

1.11 "CPI Change" shall mean the result obtained by dividing the arithmetic average of the monthly Consumer Price Index over the 12 month period ending on July 1 in the most recently completed Plan Year by the average monthly Consumer Price Index (computed in the same manner) for the corresponding period one year earlier.

      Prior to January 1, 1994, any result beyond two places to the right of the decimal in the quotient shall be disregarded. This result shall be restricted to a maximum of 1.02 and a minimum of 1.00 in any given year.

      On or after January 1, 1994, any result beyond three places to the right of the decimal in the quotient shall be disregarded. This result shall be restricted to a maximum of 1.020 and a minimum of 1.000 in any given year.

1.12 "Credited Interest" shall mean interest compounded annually at a rate equal to the average of the yields of five year personal fixed term chartered bank deposit rates published monthly in the Bank of Canada Review as CANSIM series B14045 over the previous Plan Year. Credited Interest on required contributions made to the Basic Plan or the Prior Plan is calculated at the end of each Plan Year. The contributions accumulated at the end of the previous Plan Year are credited with the full rate of interest. The required contributions made during the Plan Year are credited with half the rate of interest.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                              Page 7.


      Notwithstanding the preceding paragraph, the required contributions made during the first Plan Year of membership in the Basic Plan are credited with 1/24 of the rate of interest multiplied by the number of months between the date of entry in the Basic Plan and the end of the Plan Year.

      For the partial year in which payment falls due, the contributions accumulated at the end of the previous Plan Year are credited with 1/12 of the rate of interest multiplied by the number of completed months in the Plan Year up to the date of payment. The required contributions made during the Plan Year are credited with 1/24 of the rate of interest multiplied by the number of completed months in the Plan Year up to the end of the month in which the termination of employment occurred, and then with 1/12 of the rate of interest multiplied by the number of completed months between the end of such month and the date of payment.

1.13 "Custodian" means any insurance or trust company licensed in Canada with which the Company has entered into an agreement to hold in safekeeping the assets of the Plan and to perform such administrative functions as directed by the Company and agreed to by the Custodian.

1.14 "Earnings" means the amount of base salary received from the Company and excludes benefits payable under the Long Term Disability Insurance Plan.

1.15 "Employee" shall mean a person who is employed by the Company and who, by virtue of occupying an executive administrative position in the Company, is a member of the class of employees for which the Plan has been established.

1.16 "Final-Average Salary" means the annual average of a Member's Earnings during the 36 consecutive months of Continuous Employment during which such Earnings are highest, or where the Member's Continuous Employment is less than 36 months, the annual average of the Member's Earnings during his Continuous Employment.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                              Page 8.


      For the purposes of this Subsection only, the following shall apply:

      (a) with respect to any period of service included in the Member's Pensionable Service and during which the Member has not actually received Earnings from the Company, the Member's Earnings for such period shall be deemed to have continued unchanged at the regular rate in effect immediately before such period;

      (b) the Member's Continuous Employment shall exclude any period not included in the Member's Pensionable Service and during which the Member has not actually received Earnings from the Company, and the Member's Continuous Employment before and after such a period shall be deemed contiguous; and

      (c) with respect to any period of service during which the Member is a part-time Employee, the Earnings for each month of such period will be adjusted in the ratio that:

            (i) the average of the number of hours which would have been worked during each full calendar month of such period by a Member who worked as a full-time Employee in the same category of employment throughout such period, bears to

            (ii) the average of the number of hours the Member actually worked during each full calendar month of such period,

            such ratio not to be less than one.

1.17 "Fund Manager" shall mean any insurance company, trust company or investment manager with which the Company has entered into an agreement to manage the assets of the Plan.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                              Page 9.


1.18 "Long Term Disability Insurance Plan" shall mean a group disability income policy or similar insurance policy offered by the Company to Employees and which provides benefits to Employees who are disabled for periods of time longer than a qualifying period of not less than three months.

1.19 "Maximum Retirement Age" with respect to an individual shall mean the age determined as follows:

                                Year of Birth             Maximum Retirement Age
                                -------------             ----------------------
                                1926 or less                       71
                                1927                               70
                                1928 or more                       69

1.20 "Member" shall mean an individual who has become eligible for and has been enrolled in the Plan, and continues to be entitled to benefits and rights under the Plan.

1.21 "Normal Retirement Date" shall mean the last day of the month in which the Member attains age 65.

1.22 "Pensionable Service" with respect to a Member shall mean his years of Continuous Employment, rounded down to the nearest third decimal place, except that Pensionable Service shall not include:

      (a) any period of Continuous Employment prior to the date as of which the Member was designated as an Employee for purposes of the Plan during which he did not accrue a benefit under the Basic Plan or the Prior Plan,

      (b) if the Member elected to receive termination benefits under the Basic Plan, the period of Continuous Employment prior to the date as of which he was designated as an Employee for purposes of the Plan; and

      (c) any leave of absence specified in paragraph 1.10(e). Pensionable Service determined as aforesaid with respect to any period during

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 10.



            which the Member was a part-time Employee shall be adjusted in the ratio that:

      (d) the average of the number of hours the Member actually worked during each full calendar month of such period, bears to

      (e) the average of the number of hours which would have been worked during each full calendar month of such period by a Member who worked as a full-time Employee in the same category of employment throughout such period, such ratio not to exceed one.

      During any period specified in paragraphs 1.10(a), 1.10(b), 1.10(c) and 1.10(d), the rate at which Pensionable Service is deemed to accrue shall be the rate in effect immediately preceding such period.

      In no event, however, shall the total periods specified in paragraphs 1.10(a), 1.10(b), 1.10(c) and 1.10(d) and included in the Member's Pensionable Service, excluding those throughout which the Member suffers a physical or mental impairment, as certified in writing by a qualified medical doctor, that prevents the Member from performing the duties of employment in which the Member was engaged before the commencement of the impairment, exceed the sum of:

      (f)   five years; and

      (g) the periods of parenting, as defined in Revenue Rules, subject to a maximum of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 11.


      Notwithstanding the foregoing:

      (h) no Pensionable Service shall accrue after the Member's Normal Retirement Date; and

      (j) the Member's Pensionable Service shall exclude any period which would result in Pensionable Service exceeding (i) or, if greater and if applicable, (ii), where:

            (i) is 35 years less, if the Member elected to receive termination benefits under the Basic Plan, the period of Continuous Employment prior to the date as of which he was designated as an Employee for purposes of the Plan during which he accrued a benefit under the Basic Plan or the Prior Plan; and

            (ii) is the total period of Continuous Employment prior to the date as of which the Member was designated as an Employee for purposes of the Plan during which he accrued a benefit under the Basic Plan or the Prior Plan, provided that the Member did not elect to receive termination benefits under the Basic Plan.

1.23 "Plan" means the Pension Plan for Designated Employees of ClinTrials BioResearch Ltd. as set forth herein, as it may be amended from time to time.

1.24 "Plan Year" shall mean a period of 12 consecutive months which commences on any January 1.

1.25 "Prior Plan" shall mean The Connaught BioSciences Inc. Pension Plan which was registered with the Pension Commission of Ontario under number C-013151 and shall have meaning with respect to a Member who joined the Plan or the Basic Plan on January 1, 1989.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 12.


1.26 "Reciprocal Agreement" means a written agreement whereby the Company and a previous or future employer of a Member agree that all or an identified portion of service with the earlier employer will be recognized as pensionable service with the subsequent employer to the extent and subject to the conditions specified in the agreement, Applicable Pension Laws and Revenue Rules.

1.27 "Regular Retirement Date" with respect to an age shall mean the last day of the month in which the Member attains such age.

1.28 "Revenue Rules" means the provisions of the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

1.29  Spouse

      (a) Subject to paragraphs (c), (d) and (e), "Spouse" shall mean the person who, at the earlier of the commencement of a Member's pension and the date of the Member's death, meets one of the following eligibility requirements:

            (i)   the person who is married to the Member; or

            (ii) where the Member is not married, the person of the opposite or the same sex who lives together with the Member in a conjugal relationship,

                  (A)   continuously for a period of three years or more; or

                  (B)   continuously for a period of one year or more if:

                        - at least one child is born, or to be born, of their union;

                        - they have adopted, jointly, at least one child while living together in a conjugal relationship; or

                        - one of them has adopted at least one child who is the

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 13.


                              child of the other, while living together in a conjugal relationship,

            provided that not more than one person shall be a Spouse hereunder and in the event of more than one person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it, including any requested signed written statement from the Member, which it considers sufficient for the purposes of such determination, shall be final. In the event of any judicial proceedings regarding competing claims which are substantially equal, the Company may make payment of the benefits due to the courts for their determination as to who is the rightful claimant.

      (b) For the purposes of paragraphs (c) and (d), "Separation" means, in relation to a Member and his Spouse:

            (i) separation from bed and board on or after September 1, 1990 if the Spouse satisfies the eligibility requirement set out in subparagraph (a)(i); or

            (ii) cessation of conjugal relationship on or after September 1, 1990 if the Spouse satisfies the eligibility requirement set out in subparagraph (a)(ii).

      (c) If Separation occurs prior to the date the first instalment is due to the Member, the person who is the Member's Spouse in accordance with paragraph (a) shall cease to be the Member's Spouse for the purposes of Section XII except where, following Separation, partition of the benefits accumulated by the Member was not effected and the Member notified the Company in writing to have such person entitled to the contingent pension despite such Separation.

      (d) If Separation occurs prior to the date of the Member's death, the person who is the Member's Spouse in accordance with paragraph (a) shall cease to be the Member's Spouse for the purposes of Subsection 14.02.

      (e)   In circumstances where:

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 14.


            (i)   the Member is married;

            (ii) his lawfully wedded spouse is no longer his Spouse for the purposes of Section XII in accordance with paragraph (c); and

            (iii) another person would qualify as the Member's Spouse in accordance with paragraph (a) had the Member not been married;

            such other person may, at the Member's discretion, be deemed to be his Spouse for the purposes of Section XII.

1.30 "Year's Maximum Pensionable Earnings (YMPE)" shall mean the Year's Maximum Pensionable Earnings established each year under the Quebec Pension Plan as amended from time to time.

1.31 "YMPE Average", as of a specified date, means the average of the amounts of the YMPE for the current calendar year and the two preceding calendar years.

Where the context so admits, for words of masculine gender there may be read the corresponding words of feminine gender, and words importing the singular number may be construed to include the plural number or vice versa.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 15.


                                   SECTION II
                                 EFFECTIVE DATE

2.01 The Plan is effective on and after January 1, 1989. It applies to eligible Employees of the Company.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 16.


                                   SECTION III
                                   ELIGIBILITY

3.01  The Employee is eligible to become a Member of the Plan on the latest of:

      (a)   January 1, 1989;

      (b)   the date as of which he becomes an Employee; and

      (c) the first day of the month in which he completes one year of Continuous Employment.

3.02 The Employee shall also be eligible to become a Member of the Plan on the latest of:

      (a)   June 1, 1990; and

      (b)   the latest of:

            (i)   the first day of January, and

            (ii) the first day of the month following the date such Employee is rehired,

            in the calendar year following the calendar year after 1988 in which the Employee earned at least 35% of the YMPE or the Employee worked at least 700 hours with the Company.

3.03 Notwithstanding Subsections 3.01 and 3.02, the Company may permit an Employee to be eligible to become a Member of the Plan at an earlier date, on such terms and conditions as it may see fit.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 17.


                                   SECTION IV
                                  PARTICIPATION

4.01 Each Employee shall become a Member on the date he becomes eligible to participate pursuant to Section III.

4.02 Active participation will normally continue until the earliest of the Member's actual retirement, termination of service or death provided such Member continues to be an Employee.

4.03 Participation in the Plan shall not be deemed to confer on any Employee any added right to continuation of his employment or to any specific remuneration.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 18.


                                    SECTION V
                       INFORMATION REQUIRED FROM A MEMBER

5.01 When an Employee becomes a Member of the Plan he will receive a form for completion and return on which he will be required to give certain information including his date of birth and that of his Spouse, if any, and to appoint a Beneficiary to receive any death benefits which are not payable to his Spouse. The Member will be required to inform the Company if there is any subsequent change in the data supplied. Any form or forms furnished by the Member as herein described under the Basic Plan or the Prior Plan may be accepted by the Company for purposes of this Plan. Within the limits imposed by law, the Member may appoint or change his Beneficiary from time to time.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 19.


                                   SECTION VI
                             REQUIRED CONTRIBUTIONS

6.01  Members' Contributions

      Members shall not be required to contribute to the Plan.

6.02  Company Contributions

      Based upon the report of the Actuary, and subject to Subsection 6.03, the Company will pay over to the Custodian such funds as may be necessary to provide for the benefits accruing under the Plan in respect of its employees and former employees who are Members and to fund any initial unfunded liability and any solvency deficiency in accordance with, and within the time limits specified in, Applicable Pension Laws and Revenue Rules. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have theretofore been made by it in accordance with this Section. Notwithstanding the foregoing, contributions made to the Plan after 1990 by the Company shall only be made if they are eligible contributions in accordance with Revenue Rules.

6.03 At the discretion of the Company and subject to the provisions of Applicable Pension Laws, any actuarial surplus determined by actuarial valuation, or a portion thereof, may be applied to reduce the contributions of the Company which may otherwise be required under the Plan in accordance with Subsection 6.02, or may, to the extent allowed and subject to any conditions or approval procedures under Applicable Pension Laws, be returned to the Company.

6.04 In the event that the Company makes a contribution to the Plan which would cause the Plan's registration to be revocable under Revenue Rules then, subject to approval procedures under Applicable Pension Laws, such contributions shall be returned to the Company.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 20.


6.05  (rescinded)

6.06 Any interest which must be added, as required by Applicable Pension Laws, to any contribution which has not been paid into the pension fund and which is due according to Applicable Pension Laws shall be calculated at a rate equal to the interest rate credited on the Members' required contributions.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 21.


                                   SECTION VII
                       ADDITIONAL VOLUNTARY CONTRIBUTIONS

7.01  A Member of the Plan may not make additional voluntary contributions.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 22.


                                  SECTION VIII
                       TRANSFERS FROM OTHER PENSION PLANS

8.01  Transfers from Other Employer

      (a) The Company may enter into a Reciprocal Agreement with another employer with respect to the transfer of employment and pension benefits between the Company and such employer.

      (b) Where a Reciprocal Agreement exists between the Company and a previous employer of an Employee, the Company will accept deposits into the pension fund in respect of such Employee pursuant to the terms of the Reciprocal Agreement, and, subject to Applicable Pension Laws and Revenue Rules, will administer such transferred amounts and the benefits related thereto in accordance with the terms of the Reciprocal Agreement.

8.02  Transfers from Another Plan of the Company

      In the event a member of the Basic Plan becomes a Member of this Plan, the following shall apply:

      (a) he shall cease to be a member under the Basic Plan and all of his rights and benefit entitlements are hereby transferred to this Plan;

      (b) his rights and benefit entitlements with respect to his service prior to the transfer shall be determined in accordance with the provisions of this Plan, to the extent permitted by Revenue Rules, but shall not be less than those accrued under the Basic Plan at the date of transfer; and

      (c) assets equal to the lump sum actuarial equivalent of his accrued benefits under the Basic Plan on the date of transfer shall be transferred to this Plan;

      provided that the Member does not elect to receive termination benefits under

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 23.


      the Basic Plan.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 24.


                                   SECTION IX
                              DISABILITY PROVISIONS

9.01  Long Term Disability

      (a) A Member shall be deemed to be disabled for the purposes of paragraph (b) if the Member has a physical or mental impairment, as certified in writing by a qualified medical doctor, which meets the qualification criteria for receipt of benefits under the Long Term Disability Insurance Plan and prevents the Member from performing the duties of employment in which the Member was engaged before the commencement of the impairment.

      (b) For purposes of the Plan, the employment of any Member who is disabled prior to retirement shall be considered not to have terminated and he shall continue to accrue Pensionable Service under the Plan until the earliest of his recovery from his disability, if he does not then return to active employment, his death or the attainment of his Normal Retirement Date. His Earnings during his period of disability shall be deemed to be equivalent to his annualized rate of Earnings in effect immediately prior to becoming disabled.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 25.


                                    SECTION X
                              RETIREMENT PROVISIONS

10.01 A Member who retires on his Normal Retirement Date will receive a pension equal to his Accrued Regular Pension payable in accordance with Section XII and commencing on the first day of the month following his Normal Retirement Date.

10.02 Delayed Retirement

      (a) This Subsection shall apply only to a Member who continues employment after his Normal Retirement Date.

            For the purposes of this Subsection, the following definitions shall apply:

            (i) "Delay Period" shall mean the period between the Member's Normal Retirement Date and the Member's Delayed Commencement Date.

            (ii)  "Delayed Commencement Date" shall mean the earliest of:

                  (A) the first day of the month following the Member's actual retirement date;

                  (B) the first day of December of the calendar year during which the Member attains Maximum Retirement Age; and

                  (C) the date on which the amount payable under paragraph (b) equals the amount determined under paragraph (c).

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 26.


      (b) A Member who continues employment after his Normal Retirement Date may, on or after his Normal Retirement Date, request that pension payments in an amount up to the amount determined under paragraph
            (c) at that point in time, be paid to compensate for any reduction of salary or wages during the Delay Period. Applications in this regard shall not be accepted more frequently than once in any 12 month period, except pursuant to an agreement with the Company.

      (c) When a Member reaches his Delayed Commencement Date, his Accrued Regular Pension determined as of his Normal Retirement Date shall be revalorized, as described below, to reflect his Delayed Commencement Date. The amount of the revalorized pension at any point in time shall be the Actuarial Equivalent of:

            (i) the then present value of all future payments that would have been made after that point in time had the Member retired on his Normal Retirement Date, plus

            (ii) the accumulated value to that point in time of the payments that would have been made from Normal Retirement Date to that point in time had the Member retired on his Normal Retirement Date, these payments being reduced by any payments already made under paragraph (b), plus

            (iii) the Member's required contributions made to the Basic Plan after his Normal Retirement Date, if any, with Credited Interest.

      (d) For all purposes of the Plan, the Delay Period shall be deemed to have terminated on the Delayed Commencement Date, and a pension equal to the amount determined in accordance with paragraph (c) and payable in accordance with Section XII shall commence on the Delayed Commencement Date.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 27.


10.03 Early Retirement

      (a) A Member of the Plan who ceases employment before his Normal Retirement Date but:

            (i) after attaining age 50 and after completing five or more years of Continuous Employment; or

            (ii)  after attaining age 55;

            will be entitled to retire and receive a pension commencing on the first day of any month which is coincident with or following the date as of which his employment ceases but not later than the first day of the month following his Normal Retirement Date, as elected by the Member, and payable in accordance with Section XII. For the purposes of this Subsection and Subsection 10.04, "Pension Commencement Date" means the date on which the Member elects to start receiving his pension.

      (b) The pension payable to the Member who retires in accordance with paragraph (a) will be equal to the lesser of (i) and (ii), where:

            (i) is the pension computed as at date of termination in accordance with Subsections 11.01 and 11.02, multiplied by the applicable early retirement factor in accordance with paragraph (c) of this Subsection, and increased in accordance with Subsection 11.03; and

            (ii) is the pension computed as at date of termination in accordance with Subsection 11.04, multiplied by the applicable early retirement factor in accordance with paragraph (d) of this Subsection, and increased in accordance with Subsection 11.05.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 28.


      (c) The early retirement factor referred to in subparagraph (b)(i) shall be 100% less 5/12 of 1% for each month by which the Pension Commencement Date precedes the first day of the month following the Member's attainment of age 60; provided, however, that:

            (i) the early retirement factor shall be 100% if the Member has attained at least age 55 at the Pension Commencement Date and has completed 30 or more years of Pensionable Service;

            (ii) where the Member has completed 25 or more years of Pensionable Service and has not attained age 55 at the Pension Commencement Date, the early retirement factor shall be 100% less 5/12 of 1% per month multiplied by the greater of (A) and
                  (B) below:

                  (A) the number of complete months by which the Pension Commencement Date precedes the first day of the month following the Member's attainment of age 55; or

                  (B) the number of complete months by which the Member's Pensionable Service is less than 30 years; and

            (iii) where the Member's completed years of Pensionable Service is greater than 25 but less than 30 and he has attained age 55 but not age 60 at the Pension Commencement Date, the early retirement factor shall be 100% less 5/12 of 1% per month multiplied by the smaller of (A) and (B) below:

                  (A) the number of complete months by which the Pension Commencement Date precedes the first day of the month following the Member's attainment of age 60; or

                  (B) the number of complete months by which the Member's Pensionable Service is less than 30 years.

      (d) The early retirement factor referred to in subparagraph (b)(ii) shall be 100%

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 29.


            less 0.25% for each month, if any, by which the Pension Commencement Date precedes the earliest of:

            (i)   the date the Member attains age 60;

            (ii) the date the Member completed, or would have completed had the Member continued in employment after his date of retirement, 30 years of Early Retirement Eligibility Service; and

            (iii) the date on which the aggregate of the Member's age and Early
                  Retirement Eligibility Service is, or would have been had the Member continued in employment after his date of retirement, equal to 80 years.

            For the purpose of subparagraphs (ii) and (iii), "Early Retirement Eligibility Service" means the sum of:

            (iv) all periods throughout which the Member was employed by the Company or by Connaught BioSciences Inc. or Connaught Laboratories Limited prior to January 1, 1989; and

            (v) any period of Pensionable Service which is not included under subparagraph (iv).

10.04 Bridge Benefit

      (a) In addition to the pension specified in paragraph 10.03(b), the Member who retires in accordance with paragraph 10.03(a) shall receive a monthly temporary pension commencing on the Pension Commencement Date and ending on the earliest of:

            (i) the first day of the month in which the death of the Member occurs; and

            (ii)  the first day of the month preceding the Member's Normal

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 30.


                  Retirement Date.

            This monthly pension is equal to 1/12th of the product of:

            (iii) 0.7% of the portion of the Member's Final-Average Salary not over YMPE Average;

            (iv)  the Member's Pensionable Service; and

            (v) the applicable early retirement factor in accordance with paragraph 10.03(c).

      (b) The monthly temporary pension payable under paragraph (a) at the Pension Commencement Date shall not exceed the product of (i) and
            (ii), where:

            (i)   is equal to the sum of:

                  (A) the maximum monthly pension benefit payable under the Old Age Security Act as at the Pension Commencement Date; and

                  (B) the maximum monthly pension benefit payable under the Canada Pension Plan as at the Pension Commencement Date to a person commencing to receive such pension benefit at age 65, multiplied by the ratio, not to exceed one, that the total of the Member's remuneration for the three calendar years in which the remuneration is the highest bears to the total of the YMPE for those three years;

            (ii)  is equal to the sum of:

                  (A) the ratio that the Member's Pensionable Service prior to January 1, 1992 bears to his total Pensionable Service; and

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 31.


                  (B)   the product of:

                        -- the ratio that the Member's Pensionable Service after December 31, 1991 bears to his total Pensionable Service;

                        -- the ratio that the lesser of 10 and the Member's Pensionable Service bears to 10; and

                        -- 100% less 0.25% for each month, if any, by which the Pension Commencement Date precedes the date the Member will attain age 60.

      (c) Notwithstanding the foregoing provisions of this Subsection, the annual rate of that portion of the total amount of pension payable at the Pension Commencement Date which is in respect of Pensionable Service after December 31, 1991 under the foregoing provisions of this Subsection and Subsection 10.03 shall not exceed the sum of (i) and (ii), where:

            (i)   is equal to the product of (A) and (B) as follows:

                  (A)   the amount specified in subparagraph 11.04(a)(ii);

                  (B)   the Member's Pensionable Service after December 31,
                        1991;

            (ii)  is equal to the product of (A) and (B) as follows:

                  (A) 25% of the average of the YMPE for the calendar year in which the pension commences to be paid and the two preceding calendar years;

                  (B) the ratio that the lesser of 35 and the Member's Pensionable Service after December 31, 1991 bears to 35.

      (d) The adjustment specified in Subsection 11.03 shall also apply to any monthly temporary pension payable under this Subsection.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 32.


10.05 A Member who is eligible to receive benefits in accordance with the foregoing provisions of this Section, shall receive:

      (a) an additional pension that is the Actuarial Equivalent of the amount, if any, by which his required contributions made to the Prior Plan prior to January 1, 1987, together with Credited Interest, exceed the lump sum Actuarial Equivalent of the pension earned in respect of Pensionable Service prior to January 1, 1987, excluding the portion relating to Plan amendments made on or after January 1, 1987; and

      (b) an additional pension that is the Actuarial Equivalent of the amount, if any, by which his required contributions made to the Prior Plan and the Basic Plan on or after January 1, 1987, but prior to his Normal Retirement Date, together with Credited Interest, exceed 50% of the lump sum Actuarial Equivalent of the pension earned in respect of Pensionable Service, or Plan amendments made, on or after January 1, 1987, excluding the portion relating to his required contributions made on or after his Normal Retirement Date.

                                   SECTION XI
                        AMOUNT OF ACCRUED REGULAR PENSION

11.01 Subject to Subsections 11.02 and 11.04, the Accrued Regular Pension of a Member is an annual amount equal to a percentage of the Member's Final-Average Salary determined as follows, multiplied by his Pensionable
      Service:

                    Percentage for Each Portion of Final-Average Salary

               Not Over YMPE Average                        Over YMPE Average
               ---------------------                        -----------------
                        1.3%                                       2%

11.02 Minimum Pension

      Subject to Subsection 11.04, in no event will a Member's annual Accrued Regular Pension earned in respect of Pensionable Service prior to January 1, 1994 be less than 40% of the Member's total required contributions made to the

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 33.


      Prior Plan and the Basic Plan prior to January 1, 1994.

11.03 Adjustment for CPI Change

      The Accrued Regular Pension shall be adjusted on January 1 of each year following the year of pension commencement by applying the then applicable CPI Change, subject to the following:

      (a)   no adjustment will be made prior to the Member's 60th birthday; and

      (b) from January 1, 1994, any adjustment on January 1 of the first year following the year of pension commencement shall be made by applying a factor equal to 1/12th of the sum of:

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 34.


            (i) the applicable CPI Change multiplied by the number of months during which the pension was paid; and

            (ii) 12 less the number of months during which the pension was paid.

11.04 Maximum Pension

      In no event shall the Member's annual Accrued Regular Pension computed in accordance with Subsections 11.01 and 11.02, and increased in accordance with Subsection 11.03, exceed the product of (a) and (b), where:

      (a)   is the lesser of (i) and (ii), where:

            (i)   is 2% of the Member's Final-Average Salary; and

            (ii) is $1,722.22 or such other higher amount at the date of computation which may be used to determine the maximum lifetime retirement income under Revenue Rules;

      (b)   is the sum of (i) and (ii), where:

            (i) is the lesser of 35 years and the Member's Pensionable Service prior to January 1, 1992;

            (ii)  is the Member's Pensionable Service after December 31, 1991;

      such product being then increased in accordance with Subsection 11.05.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 35.


11.05 Adjustment of Maximum Pension for CPI Change

      The maximum pension specified in Subsection 11.04 shall be adjusted on January 1 of each year following the year of pension commencement by applying the then applicable CPI Change. For the purposes of this Subsection, the CPI Change shall be computed without taking into account the limitation to 1.02 or 1.020, as applicable, referred to in Subsection 1.11.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 36.


                                   SECTION XII
                 TYPES OF PENSION AVAILABLE TO A RETIRING MEMBER

12.01 Normal Type of Pension

      (a) Unless determined otherwise as described in Subsection 12.03, the Member's pension, except any temporary pension payable under Subsection 10.04 which shall be paid as specified in paragraph 10.04(a), will be paid to him in monthly instalments from the first day of the month following his retirement date and continuing thereafter during the Member's lifetime.

      (b) However, if a Member who, as of the date of his retirement on pension had a Spouse, dies, the following shall apply:

            (i) A reversionary pension equal to 60% of the pension which was payable to the Member, shall be payable to the Spouse if the Member is survived by the Spouse. The portion of the Spouse's pension attributable to the Member's temporary pension payable under Subsection 10.04 shall end on the earliest of:

                  (A) the first day of the month in which the death of the Member's Spouse occurs; and

                  (B) the first day of the month preceding the Member's Normal Retirement Date.

                        The portion of the Spouse's pension which is not attributable to the Member's temporary pension payable under Subsection 10.04 shall end on the first day of the month in which the death of the Member's Spouse occurs.

            (ii) Upon the death of the survivor of the Member and his Spouse, the Beneficiary of the Member shall receive the balance, if any, of the first 60 payments of monthly pension that the Member would have

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 37.


                  received had the Member been alive.

      (c) If a Member other than a Member for whom paragraph (b) is applicable dies after he has commenced to receive a pension and before monthly payments have been made for a period of 60 months, the balance of such 60 monthly pension payments not paid as of the time of his death will be paid to his Beneficiary.

      (d) For the purpose of this Section, no marriage contracted or spousal relationship entered into after a Member's retirement date shall be recognized.

12.02 Optional Types of Pension

      (a) A Member may, in the written form prescribed by and filed with the Company prior to the payment of the first instalment of the benefit, elect to receive his pension in any one of the types of pension specified in paragraphs (c), (d) and (e) in lieu of the Normal Type of Pension. Any election of an option specified in paragraphs (d) and (e) will be of no effect and the pension will be paid under the Normal Type of Pension unless not less than one complete year elapses between the date of election and the date on which pension payments commence. However, a valid election of an option specified in paragraphs (d) and (e) may be made at any time prior to or at the time of retirement if evidence of good health or other evidence of the Member's insurability satisfactory to the Company is submitted.

      (b) An election to receive an optional type of pension under this Subsection may be revoked or changed provided that either:

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 38.


            (i) written notice of such revocation or change is received from the Member by the Company at least 30 days prior to payment of the first instalment of the benefit; or

            (ii) if the Member elected the type of pension specified in paragraph (e), the Spouse has died prior to payment of the first instalment of the benefit.

      (c)   Life Annuity - 60-Month Guarantee

            The Member receives his pension in accordance with paragraph 12.01(a). If the Member dies before monthly payments have been made for a period of 60 months, the balance of such 60 monthly pension payments not paid as of the time of his death will be paid to his Beneficiary. The amount of the pension payable under this optional type of pension shall be equal to the pension payable under the Normal Type of Pension. This optional type of pension shall be available only to the Member who has a Spouse who has waived, in prescribed form, the right to a contingent pension specified in paragraph 12.01(b).

      (d)   Life Annuity - 120-Month Guarantee

            The Member receives his pension in accordance with paragraph 12.01(a). If the Member dies before monthly payments have been made for a period of 120 months, the balance of such 120 monthly pension payments not paid as of the time of his death will be paid to his Beneficiary. The benefit payable under this optional type of pension shall be the Actuarial Equivalent of the benefit payable under paragraphs 12.01(a) and 12.01(c). This optional type of pension shall be available only to the Member who has no Spouse or has a Spouse who has waived, in prescribed form, the right to a contingent pension specified in paragraph 12.01(b).

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 39.


      (e)   Life Annuity With 100% Continuance to Spouse

            The Member receives his pension in accordance with paragraph 12.01(a). A reversionary pension equal to 100% of the pension which was payable to the Member, shall be payable to the Spouse if the Member is survived by the Spouse. The portion of the Spouse's pension attributable to the Member's temporary pension payable under Subsection 10.04 shall end on the earliest of:

            (i) the first day of the month in which the death of the Member's Spouse occurs; and

            (ii) the first day of the month preceding the Member's Normal Retirement Date.

            The portion of the Spouse's pension which is not attributable to the Member's temporary pension payable under Subsection 10.04 shall end on the first day of the month in which the death of the Member's Spouse occurs. The benefit payable under this optional type of pension shall be the Actuarial Equivalent of the benefit payable under paragraphs 12.01(a) and 12.01(b).

12.03 Method of Payment

      The payment of any pension under the Plan will be by cheque paid monthly in advance except that if the lump sum which is the Actuarial Equivalent of such a pension is less than 4% of the YMPE or such higher amount which is acceptable from time to time for such purposes under Applicable Pension Laws, the person entitled to the pension may elect to receive the Actuarial Equivalent of the benefit remaining to be paid in a lump sum. The commutation of pensions under this Subsection shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the pension fund.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 40.


12.04 Commutation of Remaining Guaranteed Payments

      The pension payments due to a Member's Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum that is the Actuarial Equivalent of the remaining pension payments under the guarantee option.

      The pension payments due to a Member's estate under a guarantee option, shall be paid in a lump sum that is the Actuarial Equivalent of the remaining pension payments under the guarantee option.

12.05 Proof of Age

      Before any pension benefit accruing to a Member or to the Spouse under this Plan may be paid, proof of age of the Member or Spouse satisfactory to the Company must be furnished.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 41.


                                  SECTION XIII
                    BENEFITS IN RESPECT OF TERMINATED MEMBERS

13.01 A Member whose employment with the Company is terminated for any reason other than death or retirement shall receive the sum of:

      (a) a pension payable in accordance with Section XII and commencing at his Normal Retirement Date, equal to the greater of:

            (i) his Accrued Regular Pension, as at date of termination, earned in respect of Pensionable Service prior to January 1, 1987, excluding the portion relating to Plan amendments made on or after January 1, 1987; and

            (ii) the Actuarial Equivalent of his required contributions made to the Prior Plan prior to January 1, 1987, together with Credited Interest; and

      (b) a pension payable in accordance with Section XII and commencing at his Normal Retirement Date, equal to his Accrued Regular Pension, as at date of termination, earned in respect of Pensionable Service, or Plan amendments made, on or after January 1, 1987; and

      (c) the amount by which his required contributions made to the Prior Plan and the Basic Plan on or after January 1, 1987, together with Credited Interest, exceed 50% of the lump sum Actuarial Equivalent of any entitlement under paragraph (b).

      The Member may, if he wishes, elect to receive the pension specified in paragraphs (a) and (b) commencing at some date earlier than his Normal Retirement Date, but not earlier than his Regular Retirement Date for age
      55. In such case, the amount of pension shall be reduced to the Actuarial Equivalent of the pension otherwise payable at Normal Retirement Date, but such reduction shall not be less than the reduction which would result from the application of the early retirement factor specified in paragraph 10.03(d), with the references to

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 42.


      date of retirement changed to date of termination of employment.
      The amount specified in paragraph (c) shall accumulate interest until the date of pension commencement at which time the accumulated amount shall be payable as an additional pension on an Actuarial Equivalent basis. Alternatively, the Member may elect to transfer this amount in accordance with Subsection 15.02.

13.02 If a terminated Member in respect of whom benefits are payable in accordance with Subsection 13.01 above dies before he has commenced to receive payment of his pension, benefits shall be payable in accordance with Section XIV.

13.03 If a terminated Member dies after he has commenced to receive payment of a pension pursuant to Subsection 13.01, the amount of death benefit, if any, will be determined in accordance with Section XII.

13.04 If the service of a Member is terminated before he has 10 years of Continuous Employment, or before he has attained the age of 45, the Member may elect to receive, in lieu of the pension specified in paragraph 13.01(a), a lump sum equal to his required contributions made to the Prior Plan prior to January 1, 1987, together with Credited Interest thereon to the date of his termination.

13.05 Notwithstanding the foregoing provisions of this Section:

      (a) if the service of a Member who joined the Plan or the Basic Plan prior to January 1, 1994 is terminated prior to the completion of a total of two years of participation in either of the Plan or the Basic Plan, the Member may elect to receive, in lieu of all other benefits accrued under the Plan, a lump sum equal to his required contributions made to the Basic Plan, together with Credited Interest thereon to the date of his termination, and he will thereupon cease to be a Member of the Plan;

      (b) if the service of a Member who did not join either of the Plan or the Basic Plan prior to January 1, 1994 is terminated prior to the completion of a total of two years of participation in either of the Plan or the Basic Plan, the Member shall receive a lump sum equal to his required contributions made to the Basic Plan, together with Credited Interest thereon to the

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 43.


            date of his termination, and he will thereupon cease to be a Member of the Plan.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 44.


                                   SECTION XIV
                                 DEATH BENEFITS

14.01 If a Member dies after he has commenced to receive the Normal Type of Pension, the amount of death benefit, if any, will be determined in accordance with Subsection 12.01. The amount of death benefit, if any, in respect of a pensioner receiving a pension in accordance with Subsection 12.02, will be determined by the terms of the option in effect at the time of his death.

14.02 Death Prior to Normal Retirement Date

      (a) In the event of the death of a Member prior to Normal Retirement Date, and before any pension payment has become due and payable to him under the Plan, his Spouse or, if the Member has no Spouse, his Beneficiary shall receive the lump sum Actuarial Equivalent of the benefit that the Member would have been eligible to receive in accordance with Section XIII had the Member terminated employment on the date of his death.

      (b) In the event of the death of the Member after becoming entitled to a deferred pension under Subsection 13.01 and prior to the commencement thereof, his Spouse or, if the Member has no Spouse, his Beneficiary shall receive the lump sum Actuarial Equivalent of the deferred pension, to the extent not previously refunded or transferred.

14.03 Death After Normal Retirement Date but Prior to Delayed Commencement Date

      (a) If a Member dies after his Normal Retirement Date but before his Delayed Commencement Date, he will be deemed to have retired on the day preceding the date of his death and his Spouse or Beneficiary shall receive the applicable death benefit determined in accordance with Subsection 12.01. The Member's pension will be calculated in accordance with paragraph 10.02(c) and Subsection 10.05. The lump sum Actuarial Equivalent of the benefit payable under this paragraph shall not be less than the minimum benefit specified in paragraph
            (b).

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 45.


      (b) The minimum benefit referred to in paragraph (a) shall be the benefit that would have been payable under paragraph 14.02(a), with the reference to Section XIII changed to paragraph 10.02(c) and Subsection 10.05.

      (c)   Should the minimum benefit specified in paragraph (b) be higher:

            (i) if there is a Spouse, such minimum benefit shall be payable, on an Actuarial Equivalent basis, as an immediate life annuity to the Spouse; and

            (ii) if there is no Spouse, such minimum benefit shall be payable in a lump sum to the Beneficiary.

14.04 For the purposes of this Section, no marriage contracted or spousal relationship entered into after a Member's retirement date shall be recognized.

14.05 The payment of lump sum benefits under this Section, excluding any refund of required contributions with Credited Interest, shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the pension fund.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 46.


                                   SECTION XV
                     TRANSFERS TO OTHER REGISTERED VEHICLES

15.01 Transfer under a Reciprocal Agreement

      If the Member is transferring to the pension plan of another employer with whom the Company has entered into a Reciprocal Agreement, the Member may, subject to Applicable Pension Laws and Revenue Rules, elect that, in lieu of the benefits to which he is entitled in accordance with Section XIII, a transfer be made into the pension plan of the other employer in an amount determined in accordance with such Reciprocal Agreement. The benefits provided by the transferred amount under the other employer's pension plan shall be determined and administered in accordance with the terms of the Reciprocal Agreement.

15.02 Transfer to Other Registered Vehicle

      A Member who is entitled to a pension in accordance with Subsection 13.01 may elect to have the lump sum Actuarial Equivalent of such pension or any residual pension remaining after the application of Subsection 13.04 transferred to:

      (a)   another registered pension plan;

      (b)   an insurance company for the purchase of a life annuity contract; or

      (c) such other vehicle as may be approved under Applicable Pension Laws and Revenue Rules, subject to any approval by the Member's Spouse that is required by Applicable Pension Laws;

      as designated by the Member; provided, however, that the administrator of such plan or vehicle agrees in writing to administer such transferred pension credit within the conditions of Applicable Pension Laws. The Member may elect to make such a transfer:

      (d)   upon termination of employment with the Company;

      (e)   at any other date as may be specified in Applicable Pension Laws;
            and

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 47.


      (f)   at any other date as may be authorized by the Company.

15.03 Transfer at Company's Discretion

      (a) If the lump sum Actuarial Equivalent of the pension or any residual pension after the application of Subsection 13.04 of a Member who is entitled to a pension in accordance with Subsection 13.01 and who terminates employment on or after January 1, 1990, is less than 10% of the YMPE in the year of termination, the Company may, at its sole discretion, transfer such lump sum as set out in Subsection 15.02, in lieu of any other benefit under the Plan.

      (b) The Company may, at its sole discretion, authorize a Member who is entitled to a pension in accordance with Section X to have the lump sum Actuarial Equivalent of such pension transferred as set out in Subsection 15.02, in lieu of any other benefit under the Plan.

15.04 A Member for whom a transfer is made pursuant to Subsection 15.01, 15.02 or 15.03 shall cease to be a Member of the Plan.

15.05 Transfer Options for Cash Settlements

      The Member or the Spouse who is entitled to an amount in lump sum form in accordance with Subsection 12.03, Section XIII or Section XIV, may elect, in lieu of receiving the amount in a cash settlement, to have this amount:

      (a) paid into another registered pension plan, if this other plan so permits;

      (b)   paid into a registered retirement savings plan;

      (c) transferred to an insurance company for the purchase of an immediate annuity or a deferred life annuity commencing not later than December 31 of the calendar year during which the Member or Spouse, as applicable, attains Maximum Retirement Age, in a form acceptable under Revenue Rules; or

      (d) paid into such other registered vehicle as may be approved under Revenue

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 48.


            Rules.

15.06 Limitations on Transfers

      (a) An amount transferred in accordance with Subsection 15.02 or 15.03, or a cash settlement payable to a Member under Subsection 12.03 and transferred in accordance with Subsection 15.05, shall not exceed, if such transfer is not made to a defined benefit provision of a registered pension plan, the greater of the Member's required contributions with Credited Interest and the product of:

            (i) his Accrued Regular Pension as at date of termination of employment or date of retirement, as applicable; and

            (ii)  the appropriate factor from the following table:

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 49.


              ATTAINED AGE AT
            DATE OF CALCULATION                    FACTOR
                 Under 50                           9.0
                    50                              9.4
                    51                              9.6
                    52                              9.8
                    53                              10.0
                    54                              10.2
                    55                              10.4
                    56                              10.6
                    57                              10.8
                    58                              11.0
                    59                              11.3
                    60                              11.5
                    61                              11.7
                    62                              12.0
                    63                              12.2
                    64                              12.4
                    65                              12.4
                    66                              12.0
                    67                              11.7
                    68                              11.3
                    69                              11.0
                    70                              10.6
                    71                              10.3

                  For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

            If the Member retires after his Normal Retirement Date, the amount under (i) above shall include any actuarial increase to which the Member may be entitled under Subsection 10.02.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 50.


      (b) If the amount to be transferred exceeds the maximum transferable amount in accordance with paragraph (a), the excess shall be paid in cash to the Member.

      (c) The transfers under Subsections 15.01, 15.02 and 15.03, excluding any refund of required contributions with Credited Interest, shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the pension fund.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 51.


                                   SECTION XVI
                          METHOD OF PROVIDING BENEFITS

16.01 The Company shall enter into an agreement with the Custodian to hold in safekeeping the assets of the Plan.

16.02 The Company will remit to the Custodian from time to time in accordance with Applicable Pension Laws such amounts as may be required to be made by the Company in accordance with Section VI. The Custodian will retain such payments and charge against the assets of the Plan the cost of any paid-up annuities issued by an insurance company at the direction of the Company to Members upon retirement on pension or upon termination of service and any other payments which become payable, and administrative charges permitted under the Fund Manager's contract. At the time of his retirement on pension or his termination of service, a Member may be required to complete an applicable form specifying the annuities to be issued in respect of the pension benefits to which he is entitled.

16.03 The Company may, from time to time, enter into and cancel agreements with a Fund Manager, or Managers, to invest the assets of the Plan and may instruct, within any constraints it may wish to impose, the nature of such investments, providing such instructions do not contravene any applicable law or regulation.

16.04 The investment of the assets of the Plan shall be restricted to the securities and loans prescribed by Applicable Pension Laws and Revenue Rules.

16.05 Subject to Applicable Pension Laws, all liability of the Company with respect to the Accrued Regular Pension for a Member under the Plan shall cease if a certificate is issued to him by an insurance company for an amount of paid-up annuity equivalent to the amount of accrued pension to which he has become entitled in accordance with the provisions of the Plan.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 52.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 53.


16.06 All expenses with respect to the operation or administration of the Plan shall be payable from the pension fund, unless such expenses are paid directly by the Company.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 54.


                                  SECTION XVII
                             BENEFITS NOT ASSIGNABLE

17.01 Subject to Applicable Pension Laws and the portability and commutation provisions of any other Section of the Plan, no benefit, right or interest provided under the Plan shall be:

      (a) capable of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure, attachment or other legal or equitable process; and

      (b)   capable of being given as security or surrendered;

      and, for the purposes of this Subsection:

      (c) assignment does not include assignment by the legal representative of a deceased individual on the distribution of the individual's estate; and

      (d) surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan under Revenue Rules.

17.02 Notwithstanding Subsection 17.01, upon the termination of the legal marriage or common-law relationship of a Member who retains entitlement to a pension, the pension earned during the term of the marriage or common-law relationship shall be split in the manner specified in and in the form provided under Applicable Pension Laws and Revenue Rules, and in accordance with any judicial decision which may take precedence, provided that the total value of benefits with respect to such Member shall not exceed the Actuarial Equivalent of the benefits prior to such splitting.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 55.


                                  SECTION XVIII
                                    CURRENCY

18.01 All contributions to the Plan and payments of benefits or refunds under the Plan and annuities provided under the Plan shall be expressed and made in lawful money of Canada.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 56.


                                   SECTION XIX
                   AMENDMENT TO OR DISCONTINUATION OF THE PLAN

19.01 The Company expects and intends to maintain this Plan in force indefinitely but necessarily reserves the right to amend or discontinue the Plan, either in whole or in part at any time or times, subject always to the requirements of Applicable Pension Laws and Revenue Rules.

19.02 Preservation of Benefits

      No amendment to the Plan shall operate to reduce the pension, termination of employment or death benefits which have accrued to the Member hereof prior to the date of such amendment, nor shall the Company have the power to make any amendment which is not in accordance with the requirements of Applicable Pension Laws and Revenue Rules. In the event of the discontinuance of the Plan, the Company shall, subject to Applicable Pension Laws, only be required to make those contributions which may have been due and payable in accordance with Section VI prior to the date of such discontinuance of the Plan.

19.03 Amendment Required to Maintain Registration

      Notwithstanding any other provisions of the Plan, the Company shall amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws and Revenue Rules. Subsection 19.02 shall not act to restrict the Company's ability to amend the Plan when the purpose of the amendment is to maintain such registration of the Plan.

19.04 Certification of Post-1989 Additional Benefits

      An amendment to the Plan which creates additional benefits in respect of a period of employment after 1989 and which must be certified by the Minister of National Revenue in accordance with Revenue Rules shall not be effective in

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 57.


      respect of a Member until such certification has been received for that Member, and such additional benefits will not be paid as a result of the amendment prior to certification. The Company shall apply for such certification before making any contributions to the Plan in respect of such amendment.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 58.


19.05 Discontinuance

      Should the Plan be wholly discontinued, the Actuary shall prepare a report containing a recommended plan for distribution of the assets of the pension fund, such report to be filed with and approved by the Regie des Rentes du Quebec and Revenue Canada prior to payment of any further benefits. However, the Plan may, to the extent allowed and subject to any conditions or approval procedures under Applicable Pension Laws, pay a pension in payment at the date of termination of the Plan or a pension the first instalment of which becomes payable after that date.

      The assets of the Plan shall first be used to provide benefits as outlined in the Plan for the Member, through the purchase of annuity contracts from an insurance company licensed to do business in Canada, or by the transfer of the benefits to which the Member is entitled to the pension plans of subsequent employers or to approved registered vehicles or by the continuation of the pension fund for the provision of a deferred pension or by the payment of cash refund, at the discretion of the Company, all subject to the requirements of Applicable Pension Laws and Revenue Rules. After satisfaction of all liabilities of the Plan, in respect of the service of the Member up to the date of discontinuance of the Plan, any assets which may remain in the pension fund shall revert to the Company.

      Subject to Applicable Pension Laws, in the event the Company shall have been wound up or become bankrupt, and the Plan is discontinued, no liability shall attach to the Company or to the liquidator or trustee in bankruptcy in connection with any such application of the pension fund, provided such application was made in good faith and in accordance with the provisions of Applicable Pension Laws.

19.06 Whenever, as a result of a change in the relevant legislation or in regulations thereunder, there is a significant increase in the pension benefits available under

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 59.


      the Quebec Pension Plan or in the Old Age Security pension, the benefits under the Plan may be reduced in respect of service after the date of such increase.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 60.


                                   SECTION XX
                           ADMINISTRATION OF THE PLAN

20.01 Administrator

      (a) The Company is the administrator of the Plan for all purposes including, without limitation, for purposes of Applicable Pension Laws.

      (b) The Plan and the pension fund shall be administered by the Company in accordance with the Plan, the written statement of investment policies and goals for the Plan, the articles and bylaws of the Company, Applicable Pension Laws and Revenue Rules.

20.02 Term of Office

      The Company's term of office as Plan administrator shall be three years. The Company shall remain the Plan administrator after the expiry of its term of office unless the Members decide by a majority of the votes at a meeting held under Subsection 20.11, after the expiry of such term of office, to replace the Company as Plan administrator by a pension committee in accordance with Applicable Pension Laws.

      If the Members elect to replace the Company as Plan administrator in accordance with the above paragraph, the Company shall remain the Plan administrator until the end of the Plan Year in progress when the meeting mentioned in the above paragraph is held.

20.03 Required Pension Committee

      Should the number of Active Members increase to such a level as to require the Plan administrator to be a pension committee in accordance with Applicable Pension Laws, the Company shall remain the Plan administrator until the end of

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 61.


      the Plan Year that follows the date of the first meeting held under Subsection 20.11 after the date of such an increase.

      For the purposes of the above paragraph, "Active Member" shall mean a Member whose period of Continuous Employment has not been terminated.

20.04 Amendment Required to Provide for a Pension Committee

      Should it be decided or required that the Plan administrator be a pension committee in accordance with Subsection 20.02 or 20.03, the Company shall amend the Plan to include such provisions governing the administration of the Plan by a pension committee, as may be required in accordance with Applicable Pension Laws.

20.05 Responsibilities and Powers

      (a) As Plan administrator, the Company shall have such rights, obligations, powers, duties and responsibilities as provided under the Plan and under Applicable Pension Laws.

      (b) The Company shall establish in writing the rules it deems necessary or appropriate in order to accomplish its functions.

      (c) The Company shall direct that appropriate records be maintained and may from time to time establish rules for the administration of the Plan. The Company shall ensure that confidentiality of such records is preserved. The Company shall decide any matters arising hereunder in the administration and operation of the Plan. All decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

20.06 Power to Delegate

      The Company may delegate all or part of its powers to a company, a person or any group of persons, or may be represented by an agent for specific acts. To such extent as is permitted by the instrument of delegation, the person to whom

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 62.


      or the body to which the Company has delegated powers may subdelegate all or part of such powers. The person or body exercising delegated powers shall assume the same obligations and incur the same liability as those the Company would have had to assume or have incurred if the powers had been exercised by the Company. In making a delegation or subdelegation under this Subsection, the Company, person or body making the delegation must satisfy itself or himself as to the capability and the appropriateness of the delegatee to assume their delegated functions. The Company may also retain advisors in its capacities as administrator.

20.07 Entitlement to Rely on Statements

      The Company may rely in good faith on the statements or reports of the Custodian, the Fund Manager, the Actuary, an accountant, an appraiser, a lawyer or other professional advisor retained by the Company.

20.08 Indemnification

      The Company shall indemnify and save harmless any officers and employees of the Company or any other person or persons who are or may be appointed by the Company who are involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law except for their own wilful and intentional malfeasance or misconduct. No part of the pension fund shall be used for indemnification payments.

20.09 Company Records

      Whenever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

20.10 Required Information

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 63.


      An eligible Employee, a Member, a Beneficiary or a Spouse shall sign such application forms prescribed by the Company and furnish proof of age and furnish such other data and sign such documents as the Company deems necessary or desirable for the proper administration of the Plan or to evidence initial or continued eligibility for a benefit hereunder.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 64.


20.11 Meeting of the Members

      Within the period and at least at the intervals prescribed by the jurisdiction having authority under Applicable Pension Laws, the Company shall call each Member to a meeting. At this meeting, the Company shall provide to the Members such information and enable the Members to make such decisions as required under Applicable Pension Laws.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 65.


                                  SECTION XXI
                             INFORMATION TO MEMBERS

21.01 Within the period prescribed by Applicable Pension Laws, the Company shall provide to an Employee who becomes eligible for membership in the Plan, a written description of the Plan. Such description shall explain the pertinent terms and conditions of the Plan and amendments thereto as applicable to such Employee, and shall outline the rights and obligations of such Employee with reference to the benefits available under the Plan.

      Except as otherwise permitted or required under Applicable Pension Laws, the Company shall provide a written explanation of a proposed amendment to each active Member, as defined in Applicable Pension Laws, before registration of any amendment to the Plan.

21.02 The Company shall permit a Member or such person as is required to be permitted under Applicable Pension Laws, to inspect, or make extracts from, the Plan text and any other related documents required to be made available under Applicable Pension Laws, at such time and places as may be required by Applicable Pension Laws.

21.03 Upon cessation of employment of a Member or upon termination of the Member's active membership in the Plan, the Company shall provide the Member (or the person entitled to benefits in the event of the Member's death) within the period prescribed by Applicable Pension Laws with a written statement of the benefits and options to which the Member is entitled.

      After the end of each Plan Year, the Company shall provide each Member of the Plan with a statement showing the Member's contributions and benefits, and any other information as may be required by Applicable Pension Laws and Revenue Rules, as of the end of that year.

21.04 The Company shall provide such other information regarding the Plan, statistical or otherwise, as is required under Applicable Pension Laws and Revenue Rules.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 66.

Pension Plan for Designated Employees of
ClinTrials BioResearch Ltd.
(Amended and restated as of August 1, 1996)                             Page 67.


21.05 Such explanation, statement or other information provided shall have no effect on the rights or obligations of any person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan. The Company shall not be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.